EXHIBIT 99.1

National Western and Prosperity Life Group Announce Expected Closing Date for $1.9 Billion Cash Merger

Austin, Texas, July 3, 2024 ‑ National Western Life Group, Inc. (“National Western” or the “Company”) (NASDAQ:NWLI), and Prosperity Life Group (“Prosperity Life Group”) today announced that the previously announced acquisition of National Western by Prosperity Life Group company S. USA Life Insurance Company, Inc. (“SUSA”) has received all required regulatory approvals. As a result, the transaction is expected to close no later than Thursday, July 11, 2024.

At the closing, SUSA will acquire National Western in an all-cash merger transaction valued at approximately $1.9 billion. Each share of National Western common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $500 in cash at closing.

The transaction, which was unanimously approved by National Western’s Board of Directors, was approved by the holders of a majority of the Company’s outstanding shares at a special meeting held on January 8, 2024.

About National Western Group, Inc.

National Western Life Group, Inc. is the parent organization of National Western Life Insurance Company, which is the parent organization of Ozark National Life Insurance Company, both stock life insurance companies in aggregate offering a broad portfolio of individual universal life, whole life and term insurance plans, as well as annuity products. At March 31, 2024, the Company maintained consolidated total assets of $12.1 billion, consolidated stockholders’ equity of $2.5 billion, and combined life insurance in force of $17.7 billion.

About Prosperity Life Group

Prosperity Life Group is a marketing name for certain subsidiaries of Prosperity Group Holdings, LP. Prosperity is an innovative insurance, reinsurance, and asset management company. Collectively, its underwriting companies are licensed in 48 states plus the District of Columbia and have been helping individuals and their families for over 100 years by providing life insurance, asset accumulation, and supplemental health products to help them achieve their goals. Prosperity’s asset management business is conducted through Prosperity Asset Management, an insurance-focused asset manager specializing in structured credit and niche asset opportunities and origination platforms.

For more information, please contact:

National Western:	Prosperity Life Group Media Contact:
Brian M. Pribyl	Aiden Woglom / Anne Hart / Julia Sidi
Tel: (512) 719-2493	Prosek Partners
Email: bpribyl@nwlic.com	Pro-prosperitylife@prosek.com

Cautionary Notice Regarding Forward-Looking Statements

Except for historical information, all other information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and related oral statements the Company or SUSA may make, are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. For example, (1) the remaining conditions to the closing of the proposed transaction may not be satisfied and (2) events, changes or other circumstances could occur that could give rise to the termination of the previously-announced merger agreement providing for the transaction.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K and other documents of the Company and SUSA on file with the Securities and Exchange Commission. Neither the Company nor SUSA undertakes any obligation to update, correct or otherwise revise any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or SUSA and/or any person acting on behalf of either of them are expressly qualified in their entirety by this paragraph. The information contained on any websites referenced in this press release is not incorporated by reference into this press release.